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                                                                    EXHIBIT 11.1


                            APS HOLDING CORPORATION
                     COMPUTATION OF INCOME (LOSS) PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                       THREE MONTHS ENDED      SIX MONTHS ENDED
                                                                            JULY 25,               JULY 25,
                                                                   ---------------------     ---------------------
                                                                     1997         1996         1997         1996
                                                                   --------      -------     --------      -------
Weighted average shares of common stock outstanding                  13,780       13,730       13,775       13,729
Shares issuable on assumed exercise of stock options                      0          190            0          173
                                                                   --------      -------     --------      -------

Weighted average shares for primary net income per share             13,780       13,920       13,775       13,902
Incremental shares issuable on assumed exercise of stock
    options to reflect maximum dilutive effect                            0            1            0           19
                                                                   --------      -------     --------      -------

Weighted average shares for fully diluted net income per share       13,780       13,921       13,775       13,921
                                                                   ========      =======     ========      =======


Net income (loss)                                                  $ (9,650)     $ 5,963     $(10,586)     $ 7,318
                                                                   ========      =======     ========      =======

Primary net income (loss) per share                                $  (0.70)     $  0.43     $  (0.77)     $  0.53
                                                                   ========      =======     ========      =======

Fully diluted net income (loss) per share                          $  (0.70)     $  0.43     $  (0.77)     $  0.53
                                                                   ========      =======     ========      =======
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